EHRHARDT KEEFE STEINER & HOTTMAN PC
                         7979 E. TUFTS AVENUE, SUITE 400
                           DENVER COLORADO 80237-2843
                   TELEPHONE (303) 740-9400 FAX (303) 740-9009


May 30, 2000



Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:
We have read the Company's statements included under Item 4 of its Form 8-K dated May 23, 2000 and we agree with such statements. Very truly yours, /S/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC